Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints James G. Hnat, Eileen McCarthy, Brandon Nelson and Dora Habachy, acting severally, as his or her attorney-in-fact and agent with power of substitution for him or her in any and all capacities, to sign any registration statement on Form S-3 and any or all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of JetBlue Airways Corporation pursuant to a Well-Known Seasoned Issuer (WKSI) Shelf Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

Signature	Title	Date

/s/ Jens Bischof	Director	February 18, 2015
Jens Bischof

/s/ Peter Boneparth	Director	February 18, 2015
Peter Boneparth

/s/ David Checketts	Director	February 18, 2015
David Checketts

/s/ Virginia Gambale	Director	February 18, 2015
Virginia Gambale

/s/ Stephan Gemkow	Director	February 18, 2015
Stephan Gemkow

/s/ Ellen Jewett	Director	February 18, 2015
Ellen Jewett

/s/ Stanley McChrystal	Director	February 18, 2015
Stanley McChrystal

/s/ Joel Peterson	Director	February 18, 2015
Joel Peterson

/s/ Ann Rhoades	Director	February 18, 2015
Ann Rhoades

/s/ Frank Sica	Director	February 18, 2015
Frank Sica

/s/ Thomas Winkelmann	Director	February 18, 2015
Thomas Winkelmann

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